UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

BANKWELL FINANCIAL GROUP, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee Computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

BANKWELL FINANCIAL GROUP, INC.

220 Elm Street

New Canaan, Connecticut 06840

(203) 652-0166

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 25, 2014

NOTICE IS HEREBY GIVEN that the Annual Meeting (the “Annual Meeting”) of Shareholders of Bankwell Financial Group, Inc. (the “Company”) will be held at Woodway Country Club, 540 Hoyt Street, Darien, Connecticut 06820, on Wednesday, June 25, 2014 at 4:00 p.m. for the following purposes:

1.	To elect thirteen (13) directors of the Company to serve until the 2015 Annual Meeting of Shareholders or until their successors are elected; and

2.	To ratify the appointment of Whittlesey & Hadley, P.C. as the Company’s independent registered public accountants for the fiscal year ending December 31, 2014; and

3.	To transact such other business as may properly come before the Annual Meeting, including adjourning the Annual Meeting to permit, if necessary, further solicitation of proxies or any adjournment thereof.

The Board of Directors is not aware of any such other business.

Only shareholders of record of outstanding shares of common stock of the Company at the close of business on April 21, 2014 are entitled to notice of, and to vote, at the Annual Meeting or any adjournment or postponement thereof.

A list of the Company’s shareholders will be open to the examination of any shareholder, for any purpose germane to the Annual Meeting, during ordinary business hours, beginning two (2) days after the notice date of the Annual Meeting through the date of the Annual Meeting, at 220 Elm Street, New Canaan, Connecticut.

The Company cordially invites all shareholders to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please complete, sign and date the enclosed proxy and return it in the envelope provided. If your shares are held in the name of a broker, only the broker can vote your shares and only after receiving your instructions with regard to the election of Directors. If necessary, please contact the responsible person on your account and instruct him or her to execute a proxy sheet on your behalf.

By Order of the Board of Directors

Peyton R. Patterson
President & Chief Executive Officer

New Canaan, Connecticut

May 12, 2014

IMPORTANT: All shareholders are encouraged to attend the meeting. However, in order that there may be sufficient shareholder representation at the meeting, you are urged to sign and mail the enclosed proxy card even though you may plan to attend. Shares represented by proxies received prior to the time of the meeting will be voted as directed by the shareholders on their respective proxy cards. If you are present in person you may, if you wish, revoke the proxy and vote personally on all matters brought before the meeting.

Your prompt action in sending in your proxy will be greatly appreciated. Return the proxy to:

Bankwell Financial Group, Inc.

Attn: Mr. Ernest J. Verrico

Executive Vice President, Chief Financial Officer

220 Elm Street

New Canaan, Connecticut 06840

A self-addressed postage paid envelope is provided for your use.

We would appreciate notice of your plan to attend the meeting in person so that we may be certain to accommodate those who come. Please so indicate on the enclosed proxy card if you plan to attend in person.

Important notice regarding the availability of Proxy Materials for the Annual Meeting of Shareholders to be held on June 25, 2014. Our Proxy Statement and Annual Report to Shareholders are also available online at http://www.mybankwell.com

This is not a program sponsored by Woodway Country Club.

BANKWELL FINANCIAL GROUP, INC.

220 Elm Street

New Canaan, CT 06840

(203) 652-0166

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 25, 2014

The enclosed proxy is solicited by the Directors of Bankwell Financial Group, Inc. (the “Company”) for use at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at Woodway Country Club, 540 Hoyt Street, Darien, Connecticut 06820, on June 25, 2014, at 4:00 p.m. and at any adjournments thereof. The matters to be considered and acted upon at such meeting are referred to in the preceding notice and are more fully discussed below. The approximate date on which this proxy statement and the accompanying form of proxy card will first be sent to shareholders is May 12, 2014.

The Annual Meeting is expected to be the Company’s first annual meeting of shareholders after completing its initial public offering.

In addition to solicitation by mail, Directors, Officers and Employees may solicit proxies personally or by telephone or facsimile. The Company may also request brokers, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of stock held of record as of April 21, 2014, and will reimburse such persons for reasonable expenses incurred in forwarding such material. The cost of solicitation will be borne by the Company.

All properly executed, unrevoked proxy cards received pursuant to this solicitation prior to the close of voting will be voted as directed therein. Properly executed, unrevoked proxy cards, which do not specifically direct the voting of the shares covered thereby on any matter will be voted in the affirmative on such matter(s). Any proxy given pursuant to this solicitation may be revoked in writing by the shareholder at any time prior to the voting of the proxy by notifying Ernest J. Verrico, Bankwell Financial Group, Inc., 220 Elm Street, New Canaan, Connecticut 06840.

The persons named on the proxy card (to be signed and returned) to act as proxies at the Annual Meeting are: Richard Castiglioni, William Fitzpatrick, III and Todd Lampert, all of whom are Directors of the Company and residents of Connecticut. If, for any reason, any Director nominee shall become unavailable before the date of the Annual Meeting, discretionary authority will be exercised by the above-named persons to vote the proxy cards for the election of such other person(s) as the Board of Directors shall determine. The holders of a majority of the outstanding shares of stock, present at the Annual Meeting in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Who Can Vote

You will be entitled to vote your shares of Bankwell common stock at the Annual Meeting if you were a shareholder of record at the close of business on April 21, 2014. As of that date, there were 412 holders of record of the 3,891,690 shares of common stock outstanding and entitled to vote at the meeting. You are entitled to one vote on each proposal voted on at the meeting for each share of common stock that you held on April 21, 2014. There is no cumulative voting.

If you are the record holder of your shares, you may vote your shares by marking, signing and dating the enclosed proxy card and returning it in the enclosed postage paid envelope. If you are the shareholder of record, you may also vote your shares via telephone or internet in accordance with the instructions set forth on the enclosed proxy card, or in person at the Annual Meeting. Returning a proxy card will not prevent you from voting your shares in person if you attend the Annual Meeting.

How to Vote Shares Held by a Broker, Bank or Other Nominee

If your shares are held through a broker, bank or other nominee, you may vote your shares by marking, signing and dating the voting instruction form provided to you by your broker, bank or other nominee. To be able to vote shares not registered in your own name in person at the Annual Meeting, you will need appropriate documentation from the record holder of your shares. If you hold your shares in street name through a broker or bank you may only vote in person or change your vote in person if you have a legal proxy in your name from Broadridge Financial Solutions, formerly ADP, or your broker or bank.

If you are the beneficial owner of shares held in “street name” by a broker and you do not give instructions to the broker on how to vote your shares at the Annual Meeting, then the broker will be entitled to vote the shares with respect to “discretionary” items, but will not be permitted to vote the shares with respect to “non-discretionary” items (in which case, the shares will be treated as a “broker non-vote”). The ratification of Whittlesey & Hadley, P.C. as the Company’s independent registered public accountants (Proposal 2) is considered to be a discretionary item and your broker will be able to vote on that item even if it does not receive instructions from you. The other proposal to be considered at the Annual Meeting is a “non-discretionary” item. If you do not instruct your broker how to vote with respect to this item, your broker may not vote your shares with respect to these items.

An abstention is a decision by a shareholder to take a neutral position on a proposal being submitted to shareholders at a meeting. A proxy card marked as abstaining with respect to a proposal will be counted for quorum purposes, but will not be counted as a vote cast, and therefore will have no effect on the vote.

Broker non-votes are also counted in determining the number of shares represented for the purpose of determining whether a quorum is present at the Annual Meeting, provided that there are discretionary items to be acted upon at a shareholders’ meeting such as ratification of independent registered public accounting firm.

2

Votes Required

The number of votes required to approve the proposals that are scheduled to be presented at the meeting is as follows:

	Proposal	Required Vote

1.	Election of 13 directors	For each nominee, a plurality of the votes cast for such nominee.
2.	Ratification of the appointment of the Company’s independent auditor	A majority of the votes cast on the proposal.

Shareholders’ votes will be tabulated by the person appointed by the Board of Directors to act as inspector of election for the annual meeting from Registrar & Transfer Company.

PROPOSAL 1 -

ELECTION OF DIRECTORS

The Certificate of Incorporation of the Company provides that the number of directors shall not be less than six (6) or more than sixteen (16) and permit the exact number to be determined from time to time by our board of directors. Thirteen (13) directors have been nominated for election to serve until the next Annual Meeting and until their successors are elected and qualified. Since our last annual meeting, Messrs. Forgotson and Saxe have retired from the board. Mr. Halsell will retire as of the Annual Meeting. We thank each of these individuals for their long and dedicated service.

There are no arrangements or understanding between any director, or nominee for directorship, pursuant to which such director or nominee was selected as a director or nominee.

3

The following table sets forth the names and certain information about each nominee for director.

Name	Age	Position with Bankwell Financial Group, Inc.	Position with Bankwell Bank	Director of the Company Since

Frederick R. Afragola	72	Director	Director	2013(1)
George P. Bauer	82	Director	Director	2012
Richard Castiglioni	62	Director	Director	2013(2)
Eric J. Dale	49	Director	Director	2008(3)
Blake S. Drexler	56	Director	Director	2007(1)
James A. Fieber	59	Director	Director	2007(1)
Mark Fitzgibbon	44	Director	Director	2009(2)
William J. Fitzpatrick, III	64	Director	Director	2008(3)
Daniel S. Jones	75	Director	Director	2007(1)
Carl R. Kuehner, III	50	Director	Director	2007(1)
Todd Lampert	50	Director and Corporate Secretary	Director	2007(1)
Victor S. Liss	77	Director	Director	2008(3)
Peyton R. Patterson	57	Director, President and Chief Executive Officer	Director and Chief Executive Officer	2012

(1)	Director of The Bank of New Canaan from 2001-2013. As indicated above, present director of Bankwell Bank.
(2)	Director of The Bank of New Canaan from 2009-2013. As indicated above, present director of Bankwell Bank.
(3)	Director of The Bank of Fairfield from 2008-2013. As indicated above, present director of Bankwell Bank.

Recommendation

The Board of Directors recommends that the shareholders vote “FOR” the nominees set forth above.

INFORMATION ABOUT THE BOARD OF DIRECTORS

The principal occupation and business experience for at least the last five years for our director nominees is included below. Unless otherwise indicated, principal occupations shown for each director have extended for five or more years.

Frederick R. Afragola, Director. Mr. Afragola is Chairman Emeritus of the Bank. He was the formational President and Chief Executive Officer of The Bank of New Canaan from its opening in 2002 until his retirement in 2008. From 2008 to June 2013, Mr. Afragola acted as a consultant through his company, FRAME Advisors, LLC. He joined our board of directors in 2013 and served on The Bank of New Canaan's board of directors from its organization. Prior to his role at the Bank, Mr. Afragola was Chief Executive Officer and President of New Canaan Bank and Trust and, subsequently, Chief Executive Officer and President of Summit Bank and has been active in banking since 1994. Mr. Afragola’s extensive business experience in banking and otherwise, and his profile in New Canaan, affords our board of directors valuable insight regarding the business and operations of the Bank and the New Canaan community.

4

George P. Bauer, Director. Mr. Bauer is the Chairman and Chief Executive Officer of GPB Group, Ltd., a Connecticut based investment banking firm, since 1990. Mr. Bauer spent 31 years with IBM Corp., holding executive positions in marketing, finance and business systems, including Chief Financial Officer positions of several IBM divisions. He has significant experience with community banks, serving both as a director and a shareholder. Mr. Bauer joined our board of directors in 2012. Mr. Bauer’s financial expertise and knowledge of community banks provide valuable knowledge and insight to our board of directors.

Richard Castiglioni, Esq., Director. Mr. Castiglioni is a partner with the law firm Diserio, Martin, O’Connor & Castiglioni in Stamford, Connecticut, founded in 1983. Mr. Castiglioni is a founding partner of his law firm and head of its litigation department. Mr. Castiglioni has represented banks and the FDIC in litigation matters including foreclosures, workouts and loan restructures for more than 30 years. He joined our board of directors in 2013 and served on the board of The Bank of New Canaan since 2009. As an attorney with experience in business matters and representing banks, Mr. Castiglioni provides our board of directors with significant insight regarding potential legal issues and lending opportunities and resolutions.

Eric J. Dale, Esq., Director. Since 2002, Mr. Dale has been a partner with the law firm Robinson & Cole, LLP in Stamford, Connecticut. He was a director of a public company, Zerotree Technologies, Inc., from 2000 until its merger with e-Media, LLC in 2002. Mr. Dale joined our board of directors in 2008 and served on the board of The Bank of Fairfield from its organization until its merger with The Bank of New Canaan. Mr. Dale’s experience as a lawyer in private practice and as general counsel provide our board of directors with valuable insight regarding business and legal matters.

Blake S. Drexler, Director. Mr. Drexler is a portfolio manager with Mariner Capital since 2011. From 2004-2011, he was a private equity investor and partner in both 5-Mile Ventures and Great Point Partners, both located in Rowayton, Connecticut. He was previously Managing Director of Derivative Products at Greenwich Capital Markets for 22 years and a member of the Chicago Board of Trade, The Chicago Mercantile Exchange and the Chicago Board Options Exchange. Mr. Drexler joined our board of directors in 2001 and served on the board of The Bank of New Canaan from its organization. Mr. Drexler’s financial acumen and experience and his community involvement and leadership skills provide our board of directors with significant knowledge and experience regarding the business and market area of the Bank.

James A. Fieber, Director. Since 2007, Mr. Fieber has been the managing member of Fiebro Acquisitions, LLC and The Fieber Group, LLC, privately held companies that make strategic investments in real estate and other asset classes for its principal partners and investors. Mr. Fieber also has primary investment responsibility for the Fieber Family Office. In that capacity, Mr. Fieber manages various closely held entities. He earned his law degree and MBA from Duke University. Mr. Fieber joined our board of directors in 2007 and served on the board of The Bank of New Canaan since 2001. Mr. Fieber’s financial, legal and business expertise are valuable to our board of directors.

Mark Fitzgibbon, Director. Mr. Fitzgibbon is a Principal and Director of research with the investment banking firm, Sandler O’Neill + Partners, LP. He joined Sandler O’Neill in 1995 as an analyst covering regional banking companies. Prior to joining Sandler O’Neill, Mr. Fitzgibbon held analyst positions at Smith Barney and The Boston Company. Mr. Fitzgibbon is a Chartered Financial Analyst. He joined our board of directors in 2009 and served of the board of The Bank of New Canaan since 2009. Mr. Fitzgibbon’s knowledge of and familiarity with the banking industry provides valuable insight into the financial services industry.

5

William J. Fitzpatrick, III, Director. Since 2008, Mr. Fitzpatrick has been a partner with the law firm, Fitzpatrick, Fray & Bologna, LLC, located in Fairfield, Connecticut. He joined our board of directors in 2008 and served on the board of The Bank of Fairfield from its organization until its merger with The Bank of New Canaan. Mr. Fitzpatrick’s legal and real estate knowledge are very useful to our board of director’s understanding of lending and branching opportunities.

Daniel S. Jones, Director. Mr. Jones is the president of NewsBank, Inc. since 2009, and he serves on the board of Advanced Technology Services, Inc., where he is Chairman of its Compensation Committee. Mr. Jones previously worked as a staff auditor at Haskins & Sells and Vice President of First National Bank. He joined our board of directors in 2007 and served on the board of The Bank of New Canaan from its organization. Mr. Jones previously served as a founder and director of New Canaan Bank and Trust and was the Chairman of its Compensation Committee and a member of its Loan and Audit Committees from 1978 to 1999. In addition, Mr. Jones was a director of Summit Bank and a member of its Compensation Committee from 1999 to 2002. Mr. Jones’ business acumen and experience provide our board of directors with useful strategic planning tools.

Carl R. Kuehner, III, Director. Since 2007, Mr. Kuehner has been the Chief Executive Officer of Building and Land Technology, a second-generation real estate development company based in Stamford, Connecticut. He joined our board of directors in 2007 and served on the board of The Bank of New Canaan from its organization. Mr. Kuehner’s expertise in real estate finance and business are important to our ability to identify opportunities and risks.

Todd Lampert, Esq., Director and Corporate Secretary. Mr. Lampert is the founder of and has been the managing member of the law firm of Lampert, Toohey & Rucci, LLC located in New Canaan, Connecticut, since its inception in 1993, where he is the head of the litigation department, representing banks and title companies in construction and real estate matters for over 24 years. From 1985 to 1987, Mr. Lampert was a stock broker with Series 7 and Series 63 licenses. He joined our board of directors in 2007 and served on the board of The Bank of New Canaan from its organization. Mr. Lampert’s legal and community knowledge provide our board of directors with an understanding of legal and community issues.

Victor S. Liss, Director. Mr. Liss was, from 1992 to 2002, the Vice-Chairman, President and Chief Executive Officer of Trans-Lux Corporation, a public company that is a designer and manufacturer of digital signage display solutions for the financial, sports and entertainment, gaming and leasing markets. From 2002 to 2004, he acted as a consultant to Trans-Lux Corporation. Mr. Liss began his career at Trans-Lux Corporation in 1968, where he served as Treasurer until 1982 and later Chief Financial Officer from 1982 to 1992. Mr. Liss also served as a director of Trans-Lux Corporation from 1988 to 2010. He has served on a number of other boards of public companies and is a certified public accountant and is active in many local professional and charitable organizations. Mr. Liss joined our board of directors in 2008 and was the Chairman of the Board of The Bank of Fairfield from its organization until its merger with The Bank of New Canaan. As a former executive officer of a public company and a certified public accountant, Mr. Liss provides our board of directors with significant experience regarding accounting matters and financial expertise.

Peyton R. Patterson, Director, President and Chief Executive Officer of the Company, Chief Executive Officer of the Bank. Peyton R. Patterson joined the Company in April 2012 as our Chief Strategic Officer and assumed the role of President and Chief Executive Officer of the Company and Chief Executive Officer of The Bank of New Canaan and The Bank of Fairfield in September 2012. Ms. Patterson is also a director of the Company and the Bank. Most recently, from 2002 to April 2011, she was Chairman and Chief Executive Officer of NewAlliance Bancshares, Inc., or NewAlliance, headquartered in New Haven, Connecticut. Prior to NewAlliance, Ms. Patterson was the Executive Vice

6

President of Consumer Financial Services for Dime Bancorp, headquartered in New York. Previously, she spent eight years with Chemical Bank and Chase Manhattan as Senior Vice President running their national consumer lending businesses.

INFORMATION ABOUT MANAGEMENT

A brief description of the background of each of our executive officers who is not also a director is set forth below. No executive officer has any family relationship, as defined in Item 401 of Regulation S-K, with any other executive officer or director.

Ernest J. Verrico, Sr., Executive Vice President and Chief Financial Officer of the Company and the Bank. Mr. Verrico was named Chief Financial Officer of the Company in September 2009 and served as the Chief Operating Officer from 2010 to April, 2013. For the past 30 years, Mr. Verrico has held several executive management positions at First Union National Bank, Cornerstone Bank and Naugatuck Savings Bank. Mr. Verrico spent six years at PricewaterhouseCoopers, an international accounting and consulting firm, in their New York City and Stamford offices, where he specialized in serving bank and financial services clients. Mr. Verrico is a graduate of Iona College.

Heidi S. DeWyngaert, Executive Vice President and Chief Lending Officer of the Company, President of the Bank. Ms. DeWyngaert is a career banker, with over 30 years of commercial real estate and commercial banking experience. Ms. DeWyngaert joined us in 2004. She previously worked for Webster Bank, where she managed the Fairfield County, Connecticut commercial real estate group. Prior to that, she spent 10 years as Vice President of Commercial Real Estate at First Union National Bank. Ms. DeWyngaert received her undergraduate degree from the University of Rochester and her MBA from American University.

Gail E.D. Brathwaite, Executive Vice President and Chief Operating Officer of the Company and the Bank. Ms. Brathwaite joined the Company in April 2013 as Chief Operating Officer with over 30 years of experience in the areas of retail banking, mortgage banking operations, IT, human resources and M&A. Prior to joining the Company, Ms. Brathwaite was President and Chief Executive Officer of G.E.D.B. Consulting, a consulting firm from May 2012 to March 2013. Previously, Ms. Brathwaite was the Executive Vice President and Chief Operating Officer of NewAlliance Bank from 2002 to 2011. Before joining NewAlliance, Ms. Brathwaite was SVP, Director of Branch Administration and Compliance and Loss Control at The Dime Savings Bank in New York. She received her Bachelor of Business Administration degree from Pace University.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY MANAGEMENT

AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding the beneficial ownership of our common stock as of April 21, 2014 by more than 5% shareholders, each director and each Named Executive Officer listed in the Summary Compensation Table, as well as the number of shares owned by all directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. Unless otherwise noted, the address for each shareholder listed on the table below is: c/o Bankwell Financial Group, Inc., 220 Elm Street, New Canaan, Connecticut 06840.

7

The table below calculates the percentage of beneficial ownership of our common stock based on 3,891,690 shares of common stock outstanding as of April 21, 2014. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options or other convertible or exercisable securities held by that person that are currently exercisable or convertible or exercisable or convertible within sixty days of April 21, 2014. However, we did not deem these shares outstanding for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

Our directors and executive officers beneficially own 1,916,147 shares of our common stock as of April 21, 2014.

Name and Title	Amount and Nature of Beneficial Ownership (1)		Percent of Class

5% Shareholder:
Wellington Funds(2)	370,000		9.51
c/o Wellington Management
Company
280 Congress St.
Boston, MA 02210

Bauer Foundation	315,098		8.10

Directors and Executive Officers:
Frederick R. Afragola	47,612	(3)	1. 22
George P. Bauer	315,098	(4)	8.10
Richard Castiglioni	3,600		*
Eric J. Dale	14,583		*
Blake S. Drexler	166,542	(5)	4.27
James A. Fieber	354,016	(6)	9.08
Mark Fitzgibbon	152,632		3.92
William J. Fitzpatrick	5,400		*
Hugh Halsell	173,219	(7)	4.45
Daniel S. Jones	190,894	(8)	4.90
Carl R. Kuehner, III	278,258	(9)	7.13
Todd Lampert	41,054	(10)	1.05
Victor S. Liss	17,400		*
Gail E.D. Brathwaite	18,000		*
Heidi DeWyngaert	57,139	(11)	1.46
Peyton R. Patterson	60,000	(12)	1.54
Ernest J. Verrico	20,700	(13)	*

All directors and executive officers as a group (16 persons)	1,916,147		49.24%

(1)	Beneficially owned shares include shares over which the named person exercises either sole or shared voting power or sole or shared investment power. It also includes shares owned (i) by a spouse, minor children or by relatives sharing the same home, (ii) by entities owned or controlled by the named person and (iii) by other persons if the named person has the right to acquire such shares within 60 days of the exercise of any right or option. All shares identified above are owned of record individually or jointly or beneficially by the named person.

(2)	Wellington Management Company, LLP (“Wellington Management”) is an investment adviser registered under the Investment Advisers Act. Wellington Management, in such capacity, may be deemed to have beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) over the shares held by its client accounts.

(3)	Includes vested options to purchase 10,000 shares of common stock granted under the 2002 Plan.

8

(4)	Includes 167,141 shares held by the Bauer Foundation.

(5)	Includes vested options to purchase 7,203 shares of common stock granted under the 2002 Plan, 2006 Plan and/or 2007 Plan. 44,984 shares are held in trusts over which he serves as trustee.

(6)	Includes vested options to purchase 7,745 shares of common stock granted under the 2002 Plan, 2006 Plan and/or 2007 Plan. 265,238 shares are held in trusts over which he serves as trustee.

(7)	Includes vested options to purchase 12,511 shares of common stock granted under the 2002 Plan, 2006 Plan and/or 2007 Plan.

(8)	Includes vested options to purchase 6,619 shares of common stock granted under the 2002 Plan, 2006 Plan and/or 2007 Plan.

(9)	Includes vested options to purchase 10,331 shares of common stock granted under the 2002 Plan, 2006 Plan and/or 2007 Plan. 19,200 shares are held by the Alexandra Kuehner Irr Trust and the Tiffany Kuehner Irr Trust, of which Mr. Kuehner serves as trustee.

(10)	Includes vested options to purchase 14,072 shares of common stock granted under the 2002 Plan, 2006 Plan and/or 2007 Plan. 3,582 shares are held by Mr. Lampert's wife for a minor.

(11)	Includes vested options to purchase 18,989 shares of common stock granted under the 2002 Plan and/or 2007 Plan.

(12)	Includes 60,000 shares of restricted stock, which vest over five (5) years.

(13)	Includes vested options to purchase 3,200 shares of common stock granted under the 2007 Plan.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Director Qualifications

We believe the current composition of our board of directors reflects and supports our strategic direction and that our directors bring skills, experience, background and commitment that are relevant to and support our key strategic and operational goals. We seek to continue to strengthen our board of directors when we add new members. Community leadership is an important consideration in reviewing and selecting board candidates. Consideration is given to candidates who can provide diversity to our board of directors reflective of the community we serve. Where other criteria in terms of character, skills, experience, track record and commitment are assessed by our Governance Committee, to be equivalent, candidates reflecting such diversity may be given preference. With respect to re-nominations of sitting directors, the Governance Committee and our board of directors considers individual performance as a director and any material changes in the director’s professional or job status, or community involvement. The Governance Committee is also guided in this effort by an annual assessment of our directors. A director may not serve on the board of more than four public companies.

Director Independence

Under the rules of the Nasdaq Stock Market, independent directors must comprise a majority of our board of directors. The rules of the Nasdaq Stock Market, as well as those of the SEC, also impose several other requirements with respect to the independence of our directors. Our board of directors has determined that all of our directors except Ms. Patterson are independent for purposes of the Nasdaq Stock Market rules with respect to board of director composition. Shareholders wishing to communicate directly with the independent members of the board of directors may send correspondence to Bankwell Financial Group, Inc., Attn.: Mr. Blake S. Drexler, 220 Elm Street, New Canaan, Connecticut 06840.

Board Leadership

Our board of directors has appointed Mr. Drexler as our Chairman of our board of directors. In prior years, our Chief Executive Officer also served as its Chairman. However, when Mr. Afragola retired as Chief Executive Officer in 2008, we decided that Mr. Drexler, who has over six years’

9

experience serving on our board of directors, was the most suitable person to fill this position. By having another director serve as chairman, Ms. Patterson is able to focus her time on running our operations.

Code of Conduct; Code of Ethics

Our board of directors is committed to developing and maintaining effective, transparent, and accountable corporate governance practices. We have adopted Corporate Governance Guidelines as a set of guiding principles by which govern our affairs and the affairs of the Bank. Our Corporate Governance Guidelines address, among other things, the composition and functions of our board of directors, director independence, compensation of directors, management succession and review, board of director committees and selection of new directors. In addition, our board of directors has adopted a Code of Conduct that applies to all of our directors, officers and employees, as well as a separate Code of Ethics for Principal Executive and Senior Financial Officers, including our Chief Executive Officer and Chief Financial Officer. Our Corporate Governance Guidelines, as well the Code of Conduct and Code of Ethics, are available on our website at www.mybankwell.com. Any amendments to the Code of Ethics, or any waivers of its requirements, will be disclosed on our website, as well as any other means required by the Nasdaq Stock Market rules.

Diversity

We have not adopted a formal policy on diversity. Our board of directors will consider diversity when selecting candidates for future board service. When our board of directors determines there is a need to fill a director position, we begin to identify qualified individuals for consideration. We seek individuals that possess skill sets that a prospective director will be required to draw upon in order to contribute to our board of directors, including professional experience, education, and local knowledge. While education and skills are important factors, we also consider how candidates will contribute to the overall balance of our board of directors, so that we will benefit from directors with different perspectives, varying view points and wide-ranging backgrounds and experiences. We view and define diversity in its broadest sense, which includes gender, ethnicity, education, experience and leadership qualities.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee are or have been an officer or employee of the Company or the Bank. In addition, none of our executive officers serves or has served as a member of the board of directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

Risk Oversight

Risk is an inherent part of the business of banking, including credit risk relating to its loans and interest rate risk related to its entire balance sheet. Our board of directors oversees these risks through the adoption of policies and by delegating oversight to certain committees, including the Audit Committee of our board of directors, the Loan Committee, and ALCO. These committees exercise oversight by establishing a corporate environment that promotes timely and effective disclosure, fiscal accountability and compliance with all applicable laws and regulations.

Committees of the Company’s Board of Directors

Our board of directors has established standing committees in connection with the discharge of its responsibilities. These committees include the Audit Committee, the Compensation Committee and the

10

Governance Committee. Our board of directors also may establish such other committees as it deems appropriate, in accordance with applicable law and regulations and our corporate governance documents.

Audit Committee. The Audit Committee assists our board of directors in its oversight of our internal accounting and operational controls and regulatory compliance of the Bank. Among other things, the Audit Committee mandates include the following:

•	to assist our board of directors with its oversight of the integrity of our financial statements, financial reporting, processes and systems of internal controls regarding finance, accounting and legal and regulatory compliance;

•	to establish qualifications for, select and appoint our independent auditors and internal auditors, pre-approve all audit and non-audit services to be provided, and establish the fees and other compensation to be paid to the independent and internal auditors;

•	to oversee and monitor the independence and performance of our independent auditors and internal auditing function;

•	to provide oversight of our risk management activities by reviewing the accounting, financial reporting and internal controls practices, as well as the Compliance Policy, Compliance Program and Fair Lending Program of the Bank;

•	to establish procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or auditing matters; including confidential, anonymous submissions by employees of concerns regarding accounting, internal controls or auditing matters;

•	to ensure appropriate management action is taken to address existing or potential control issues brought to the attention of the Audit Committee by personnel, the Company's internal or independent auditors, or their regulators; and

•	to approve the Audit Committee report required by the SEC to be included in the annual proxy statement.

The Audit Committee works closely with management and our independent auditors. Our Chief Risk Officer reports directly to our Audit Committee Chair. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding to engage outside legal, accounting or other consultants that it deems necessary to provide advice to the Audit Committee for any matters related to the discharge of the Audit Committee’s duties and responsibilities. Our board of directors has adopted a written charter for the Audit Committee which is available on our website at www.mybankwell.com.

The Audit Committee currently consists of Messrs. Afragola, Dale, Drexler, Jones (Chair) and Liss. All members of the Audit Committee are “independent” members of the Audit Committee, with the exception of Mr. Dale. Mr. Dale is a partner with the law firm Robinson & Cole, L.L.P. In 2013, the Company engaged Robinson & Cole for legal services and paid legal fees to the law firm in 2014. Mr. Dale is not considered independent for the year 2014 but the Company expects that Mr. Dale will be in 2015. The Nasdaq listing rules allow us to phase-in our compliance with the independence requirements for the Audit Committee, so that all members must satisfy such requirement within one year of the date of effectiveness of the Company’s initial public offering with the SEC. Accordingly, we have elected the Nasdaq exemption from the requirement that all members of the Audit Committee be independent for a

11

one year period following our initial public offering. Messrs. Jones and Liss qualify as “audit committee financial experts.” In 2013, the Audit Committee met nine times.

Audit Committee Report

The Audit Committee meets periodically to consider the adequacy of the Company’s financial controls and the objectivity of its financial reporting. The Audit Committee meets with the Company’s independent auditors and the Company’s internal auditors, all of whom have unrestricted access to the Audit Committee.

In connection with this year’s financial statements, the Audit Committee has reviewed and discussed the Company’s audited financial statements with the Company’s officers and Whittlesey & Hadley, P.C., our independent auditors. We have discussed with Whittlesey & Hadley, P.C, the matters required to be discussed by Statement on Auditing Standards No. 61, (“Communication with Audit Committees”). We also have received the written disclosures and letters from Whittlesey & Hadley, P.C required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”), and have discussed with representatives of Whittlesey & Hadley, P.C their independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report and in the S-1.

Bankwell Financial Group, Inc.

Audit Committee

Frederick R. Afragola

Eric J. Dale

Blake S. Drexler

Daniel S. Jones (Chair)

Victor S. Liss

Compensation Committee. The Compensation Committee assists our board of directors in its oversight of compensation for all employees, including benefit plans. The Compensation Committee has direct responsibility for executive officer compensation and consideration of risk implications regarding same. The Compensation Committee also has responsibility for overseeing succession planning and director compensation recommendations. The Compensation Committee's mandate includes the following:

•	to assist our board of directors in fulfilling its responsibilities with respect to the oversight of the Company's affairs in the areas of employee compensation plans, policies and programs;

•	to determine specific executive officer (defined as all direct reports to the Chief Executive Officer, or as otherwise identified by our board of directors) compensation and benefits, and to approve and administer all executive officer contracts;

•	to develop and maintain incentive compensation programs that are designed to:
o	reward high performance, promote accountability and adherence to our values and the code of conduct;
o	align employee interests with the interests of our shareholders, through the use of equity plans;
o	attract, develop and retain talented leadership to serve our long-term best interests;
o	reflect appropriate consideration of current best practices for programs with similar goals

12

and objectives; and

o	avoid the encouragement of excessive risk-taking arising from our incentive compensation policies and practices, and mitigate material risks as necessary with effective controls and risk management processes;

•	to monitor the performance of our management committee(s) administering any qualified and non-qualified benefit plans; and

•	to produce the Compensation Committee report on executive compensation to be included as part of our annual proxy statement and to review and approve the proxy statement disclosure regarding the presence or absence of material risks in the Company's compensation policies and practices that are reasonably likely to have a material adverse effect.

Our board of directors has adopted a written charter for the Compensation Committee which is available on our website www.mybankwell.com. The Compensation Committee currently consists of Messrs. Castiglioni, Drexler, Fieber (Chair), Fitzgibbon and Liss. All members of the Compensation Committee are independent. The Compensation Committee has retained an outside independent compensation consultant, Pearl Meyer & Partners, to provide advice to the Compensation Committee for any matters related to the discharge of the Compensation Committee’s duties and responsibilities. In 2013, the Compensation Committee met five times.

Governance Committee. The Governance Committee assists our board of directors in its oversight of corporate governance policies and practices, board composition and director nomination and related matters. The Governance Committee’s mandate includes the following:

•	to oversee the composition of our board of directors and its committees, including developing a nominating process for our board of directors, developing criteria for board of director membership, recruitment of qualified candidates for our board of directors, reviewing and making recommendations to the full board of directors concerning director succession planning, review of our board of directors size, committee structure and assignments of board members to serve on and to chair board of directors committees;

•	to oversee our corporate governance policies and practices including, as appropriate, a board, committee and director assessment process, programs for orientation and continuing education programs for members of our board of directors and other related matters consistent with corporate governance best practices, and compliance with NASDAQ corporate governance rules if necessary; and

•	to regularly review the scope and conduct of our board of director meetings and the scope and content of information supplied to our board of directors, and to make recommendations to our board of directors with respect to any enhancements therein. The Governance Committee conducts a director self-assessment process on an annual basis that addresses these and other points.

Our board of directors has adopted a written charter for the Governance Committee which is available on our website www.mybankwell.com. The Governance Committee currently consists of Messrs. Dale (Chair), Fieber, Halsell, Jones and Lampert. All members of the Governance Committee are independent. In 2013, the Governance Committee met seven times.

13

EXECUTIVE COMPENSATION

Our named executive officers for this proxy statement, which consist of our principal executive officer, chief financial officer and the two other most highly compensated executive officers are:

•	Peyton R. Patterson, our President and Chief Executive Officer;
•	Ernest J. Verrico, Sr., our Executive Vice President and Chief Financial Officer;
•	Gail E.D. Brathwaite, our Executive Vice President and Chief Operating Officer; and
•	Heidi DeWyngaert, our Executive Vice President and Chief Lending Officer.

We have entered into employment agreements with each of our named executive officers. See “-Employment Agreements.”

Summary Compensation Table

The following table provides information regarding the compensation of our named executive officers for our fiscal years ended December 31, 2013 and 2012. Except as set forth in the notes to the table, all cash compensation for each of our named executive officers was paid by the Bank, where each serves in the capacity indicated below.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)

Peyton R. Patterson	2013	500,000	-0-	335,000	-0-	231,823	-0-	11,687	1,078,510
President and Chief Executive Officer	2012	240,385	-0-	600,000	-0-	-0-	-0-	7,299	847,684
(Company)(4) Chief Executive Officer (Bank)

Ernest J. Verrico, Sr.	2013	186,962	25,000	108,875	-0-	63,254	-0-	13,656	397,747
EVP and CFO	2012	181,635	-0-	60,000	-0-	39,680	-0-	10,912	292,227
(Company and Bank)

Gail E.D. Brathwaite(5)	2013	188,269	-0-	301,500	-0-	68,305	-0-	24,979	583,053
EVP and COO
(Company and Bank)

Heidi DeWyngaert	2013	239,635	-0-	180,125	-0-	75,852	-0-	13,815	509,427
EVP and CLO (Company)	2012	230,596	-0-	82,500	-0-	51,048	-0-	10,167	374,311
President (Bank)
(1)	These amounts represent, for stock awards, the amount for shares granted, and the aggregate grant date fair market value of stock option awards (calculated in accordance with FASB ACS Topic 718) made to the executive officers named above, in all cases pursuant to the Company's stock plans.
(2)	These amounts represent cash bonus incentives earned for performance in 2013 and 2012 as applicable, pursuant to the Executive Incentive Plan.
(3)	The 2013 amounts listed represent: for Ms. Patterson, a $9,600 automobile allowance and a $1,481 matching contribution made by the Company under the Company's 401(k) Plan, a $306 life and AD&D insurance premium, and a $300 holiday gift; for Mr. Verrico, a $5,400 phone and travel allowance and a $7,650 matching contribution made by the Company under the Company’s 401(k) Plan, a $306 life and AD&D insurance premium, and a $300 holiday gift; for Ms. Brathwaite, a $4,500 phone and travel allowance, a $20,000 moving allowance, a $179 life and AD&D insurance premium and a $300 holiday gift; and for Ms. DeWyngaert, a $5,700 phone and travel allowance, a $7,509 matching contribution made by the Company’s 401(k) Plan, a $306 life and AD&D insurance premium and a $300 holiday gift.

14

(4)	Ms. Patterson joined the Company as Chief Strategic Officer in April 2012. The amounts shown include her time in that capacity and, as of September 2012, President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank.
(5)	Ms. Brathwaite joined the Company and Bank as Executive Vice President and Chief Operating Officer on April 1, 2013 with an initial base salary of $275,000 per year.

Outstanding Equity Awards at 2013 Fiscal Year-End

The following table provides information regarding outstanding equity awards held by each of our named executive officers on December 31, 2013. All of the stock options shown in the table below were granted under the 2002 Bank Management, Director and Founder Stock Option Plan or the 2007 Bank of New Canaan Stock Option and Equity Award Plan. All of the stock options shown in the table below were granted with a per share exercise price equal to the fair market value of our common stock on the grant date. Each of the stock options set forth below vests ratably in annual installments over a period of five years from the grant date, beginning on the first anniversary of the grant date. No stock options were exercised by our named executive officers during fiscal 2013.

		Option awards			Stock awards
Name	Grant Date	Number of securities underlying unexercised options (#) exercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(5)

Peyton R. Patterson (1)		-	-	-	44,000	$919,600

Ernest J. Verrico (2)	3/4/10	2,400	$11.00	3/4/2020	12,700	$265,430

Gail E.D. Brathwaite (3)		-	-	-	18,000	$376,200

Heidi DeWyngaert (4)	7/6/04	6,000	$10.00	7/6/2014	17,900	$374,110
	3/1/05	1,500	$14.50	3/1/2015
	3/29/06	2,000	$16.00	3/29/2016
	1/2/08	4,000	$20.70	1/2/2018
	3/26/08	8,574	$20.70	3/26/2018
	6/23/09	1,200	$12.64	6/23/2019

(1)	Ms. Patterson was awarded 40,000 shares of restricted stock on April 6, 2012. The stock was valued at $15.00 per share and vests as follows: 8,000 shares on April 6th in each of 2012, 2013, 2014, 2015 and 2016. Ms. Patterson was awarded 20,000 shares of restricted stock on November 5, 2013. The stock was valued at $16.75 per share and vests as follows: 5,000 shares on November 5th in each of 2014, 2015, 2016 and 2017.

(2)	Options vest at the rate of 20% per year, with the following vesting dates of March 4th in each of 2011, 2012, 2013, 2014, and 2015. Total stock options awarded are 4,000. Mr. Verrico was awarded 5,000 shares of restricted stock on March 22, 2011. The stock was valued at $15.00 per share and vests over five (5) years as follows: 1,000 shares of our common stock on March 22nd in each of 2012, 2013, 2014, 2015 and 2016. Mr. Verrico was awarded 4,000 shares of restricted stock on March 27, 2012. The stock was valued at $15.00 per share and vests over five (5) years as follows: 800 shares of common stock on March 27th in each of 2013, 2014, 2015, 2016 and 2017. Mr. Verrico was awarded 6,500 shares of restricted stock on November 5, 2013. The stock was valued at $16.75 per share and vests as follows: 1,625 shares on November 5th in each of 2014, 2015, 2016 and 2017.

15

(3)	Ms. Brathwaite was awarded 18,000 shares of restricted stock on November 5, 2013. The stock was valued at $16.75 per share and vests as follows: 4,500 shares on November 5th in each of 2014, 2015, 2016 and 2017.

(4)	Options vest at the rate of 33 1/3% per year, with the following vesting dates of July 6th in each of 2004, 2005 and 2006; March 1st in each of 2005, 2006 and 2007; March 29th in each of 2007, 2008 and 2009; January 2nd in each of 2009, 2010, 2011; at a rate of 14 ¼% per year for options issued on March 20, 2008 which vest March 26th in each of 2009, 2010, 2011, 2012, 2013, 2014 and 2015; and at the rate of 20% per year for options issued on January 23, 2009 which vest June 23rd 2010, 2011, 2012, 2013 and 2014. Total stock options awarded are 27,000. Ms. DeWyngaert was awarded 5,000 shares of restricted stock on March 22, 2011. The stock was valued at $15.00 per share and vests over five (5) years as follows: 1,000 shares on March 22nd in each of 2012, 2013, 2014, 2015 and 2016. Ms. DeWyngaert was awarded 5,500 shares of restricted stock on March 27, 2012. The stock was valued at $15.00 per share and vests over five (5) years as follows: 1,100 shares on March 27th in each of 2013, 2014, 2015, 2016 and 2017. Ms. DeWyngaert was awarded 5,000 shares of restricted stock on January 8, 2013. The stock was valued at $14.00 per share and vests over five (5) years as follows: 1,000 shares of common stock on March 17th in each of 2013, 2014, 2015, 2016 and 2017. Ms. DeWyngaert was awarded 6,500 shares of restricted stock on November 5, 2013. The stock was valued at $16.75 per share and vests over four (4) years as follows: 1,625 shares of common stock on November 5th in each of 2014, 2015, 2016 and 2017.

(5)	The closing price market value per share on December 31, 2013 was $20.90 per share.

Employment Agreements

Ms. Peyton R. Patterson entered into an employment agreement with the Company on April 16, 2012. Pursuant to the agreement, Ms. Patterson served as Chief Strategic Officer of the Company from April 16, 2012 until September 3, 2012, or the Interim Period. On September 4, 2012 Ms. Patterson began to serve as our President and Chief Executive Officer and Chief Executive Officer of the Bank. The agreement is for a term of three years ending on April 16, 2015; provided that on April 16, 2013 and each annual anniversary thereafter, the agreement automatically renews for successive periods of one year, unless earlier terminated pursuant to the terms thereof or either party provides written notice of its or her intention not to extend the agreement by the January 31st preceding the applicable renewal date. The employment agreement provides for a salary for the Interim Period of $250,000 annualized, and an initial annual base salary of $500,000 as of September 4, 2012. Ms. Patterson is eligible to participate in the Company’s Executive Incentive Compensation Plan, or the Executive Incentive Compensation Plan, beginning in the fiscal year and continuing thereafter. In connection with entering into the employment agreement, Ms. Patterson was awarded 40,000 shares of restricted stock, vesting in five equal annual installments beginning on April 16, 2012. She is entitled to benefits similar to those provided for other employees and perquisites customary to her position. Ms. Patterson’s employment agreement provides for a severance payment of between 24 and 36 months’ base salary and incentive payment if she is terminated by us without cause or if she terminates the agreement for good reason. Events constituting “good reason” include a material reduction in the executive’s salary or executive incentive plan bonus target, a relocation of the executive’s principal place of employment by more than fifty miles, any material breach by us of any material provision of the executive’s employment agreement, our failure to obtain the agreement of our successor to assume the executive’s employment agreement, a material adverse change in the executive’s title, authority, duties or responsibilities, and a material adverse change in the executive’s reporting structure. Ms. Patterson’s employment agreement also provides for change in control protection consisting of a lump sum payment of three times her annual salary and incentive payment and the immediate vesting of any equity awards, other than stock options or stock appreciation rights that are intended to constitute performance-based compensation under Section 162(m)(4)(C) of the Internal Revenue Code. The agreement also provides for a modified gross-up for 280G excise taxes. Under the modified tax gross-up, until April 16, 2017, if a reduction of 10% or less in any change in control payment owed to Ms. Patterson would avoid imposition of the 280G excise tax, then the change in control payment will be reduced to the minimum extent necessary in order to avoid imposition of the 280G excise tax. Alternatively, if a reduction of 10% or less would not avoid imposition of the 280G excise tax or if Ms. Patterson’s employment agreement is extended beyond April 16, 2017, then Ms. Patterson will be entitled to receive a gross-up for such tax. All compensation paid to Ms. Patterson is subject to clawback (recoupment) as may be required to be made under applicable law, regulation or stock listing requirement.

16

Mr. Ernest J. Verrico, Sr. our and the Bank’s Executive Vice President and Chief Financial Officer, entered into an employment agreement with us on April 23, 2013 which provides for a term ending on December 31, 2014 with an initial annual base salary of $185,000. We may extend the employment agreement for additional one year periods by providing Mr. Verrico notice no later than October 1 of each year. Mr. Verrico is eligible for annual salary increases as determined by our board of directors. Mr. Verrico is eligible to participate in the Executive Incentive Compensation Plan. He is also entitled to benefits similar to those provided for other employees and perquisites customary to his role with us. Mr. Verrico’s employment agreement provides for a severance payment of up to one year base salary plus pro-rated target bonus if he is terminated by us without cause or if he terminates the agreement for good reason. Events constituting “good reason” include a material reduction in the executive’s salary or executive incentive plan bonus target, a relocation of the executive’s principal place of employment by more than fifty miles, any material breach by us of any material provision of the executive’s employment agreement, our failure to obtain the agreement of our successor to assume the executive’s employment agreement, a material adverse change in the executive’s title, authority, duties or responsibilities, and a material adverse change in the executive’s reporting structure. Mr. Verrico’s employment agreement also provides for change in control protection consisting of a lump sum payment of two times his annual salary and target bonus plus pro-rated target bonus for the year of termination, plus COBRA reimbursement based on the difference between active participant cost and COBRA cost if he is terminated by us without cause or terminates with good reason following a change in control event. The agreement contains change in control limitation provisions such that if the change in control payment to Mr. Verrico exceeds the limit on such payments pursuant to Internal Revenue Code Section 280G, the payment will be reduced so it does not exceed that limit. Pursuant to Mr. Verrico’s employment agreement, any incentive-based compensation paid to him is subject to clawback pursuant to applicable law, regulation or stock listing requirement.

Ms. Brathwaite, our Executive Vice President and Chief Operating Officer, entered into an employment agreement with us on April 1, 2013 which provides for an employment period ending December 31, 2014 with a base salary of $275,000 per year. We may extend the employment agreement for additional one year periods by providing Ms. Brathwaite notice no later than October 1 of each year. Ms. Brathwaite is eligible for annual salary increases as determined by our board of directors. Ms. Brathwaite is eligible to participate in the Executive Incentive Compensation Plan. She is also entitled to benefits similar to those provided for other employees and perquisites customary to her role with us. Ms. Brathwaite’s employment agreement provides for a severance payment of up to one year base salary plus pro-rated target bonus, plus COBRA reimbursement based on the difference between active participant cost and COBRA cost if she is terminated by us without cause or if she terminates the agreement for good reason. Events constituting “good reason” include a material reduction in the executive’s salary or executive incentive plan bonus target, a relocation of the executive’s principal place of employment by more than fifty miles, any material breach by us of any material provision of the executive’s employment agreement, our failure to obtain the agreement of our successor to assume the executive’s employment agreement, a material adverse change in the executive’s title, authority, duties or responsibilities, and a material adverse change in the executive’s reporting structure. Ms. Brathwaite’s employment agreement also provides for change in control protection consisting of a lump sum payment of two times her annual salary and target bonus plus pro-rated target bonus for the year of termination, plus COBRA reimbursement based on the difference between active participant cost and COBRA cost, if she is terminated or terminates with good reason following a change in control event. The employment agreement contains change in control limitation provisions such that if the change in control payment to Ms. Brathwaite exceeds the limit on such payments pursuant to Internal Revenue Code Section 280G, the payment will be reduced so it does not exceed that limit. Pursuant to Ms. Brathwaite’s employment agreement, any incentive-based compensation paid to her is subject to clawback pursuant to applicable law, regulation or stock listing requirement.

17

We entered into an employment agreement with Ms. DeWyngaert, our Executive Vice President and Chief Lending Officer and the Bank’s President on January 30, 2013. The employment agreement has a term ending December 31, 2014 and provides for an initial annual base salary of $238,000. We may extend the employment agreement for additional one year periods by providing Ms. DeWyngaert notice no later than October 1 of each year. She is eligible for annual salary increases as determined by our board of directors. Ms. DeWyngaert is eligible to participate in the Executive Incentive Compensation Plan. She is also entitled to benefits similar to those provided for other employees and perquisites customary to her position at the Company. Ms. DeWyngaert’s employment agreement provides for a severance payment of up to one year base salary plus pro-rated target bonus if she is terminated by us without cause or if she terminates the agreement for good reason. Events constituting “good reason” include a material reduction in the executive’s salary or executive incentive plan bonus target, a relocation of the executive’s principal place of employment by more than fifty miles, any material breach by us of any material provision of the executive’s employment agreement, our failure to obtain the agreement of our successor to assume the executive’s employment agreement, a material adverse change in the executive’s title, authority, duties or responsibilities, and a material adverse change in the executive’s reporting structure. Ms. DeWyngaert’s employment agreement also provides for change in control protection consisting of a lump sum payment of two times her annual salary and target bonus plus pro-rated target bonus for the year of termination, plus COBRA reimbursement based on the difference between active participant cost and COBRA cost, if she is terminated by us without cause or terminates with good reason following a change in control event. The agreement contains change in control limitation provisions such that if the change in control payment to Ms. DeWyngaert exceeds the limit on such payments pursuant to Internal Revenue Code Section 280G, the payment will be reduced so it does not exceed that limit. Pursuant to Ms. DeWyngaert’s employment agreement, any incentive-based compensation paid to her is subject to clawback pursuant to applicable law, regulation or stock listing requirement.

Stock Option, Equity Award and Incentive Plans

Executive Incentive Plan. On March 27, 2013, our Executive Incentive Compensation Plan or, the Executive Compensation Plan, was approved.  The Executive Compensation Plan is designed to provide cash compensation to our senior management for achieving budgeted profits and for outstanding performance in furthering our financial goals.  The Executive Compensation Plan is administered by our Compensation Committee. Awards under the Executive Compensation Plan are normally based upon specific operating results and individual performance.  The Compensation Committee reserves the right to amend or adjust payouts.  Incentive awards paid under the Executive Compensation Plan are considered taxable income in the year paid. The Executive Compensation Plan includes a “clawback” provision providing for the forfeiture of incentives in the event of material financial restatements.

Equity Plans. The Company has five equity award plans. Any future issuances of equity awards will be made under the 2012 Plan and/or any new plan adopted by the Company and its shareholders in the future. All equity awards made under the plans are made by means of an award agreement, which contains the specific terms and conditions of the grant, which may include terms relative to vesting, rights upon death, disability or other termination of service, rights upon change in change in control, acceleration of benefits, transferability and amendments.

On June 25, 2003, the Company’s shareholders adopted the 2002 Bank Management, Director and Founder Stock Option Plan, or the 2002 Plan. Under the 2002 Plan, 152,200 shares were made available to be issued as options. On July 26, 2006, the Company’s shareholders approved the 2006 Stock Option Plan, or the 2006 Plan. Under the 2006 Plan, 47,800 shares were made available to be issued as options. On June 27, 2007, the Company’s shareholders adopted the 2007 Bank of New Canaan

18

Stock Option and Equity Award Plan, or the 2007 Plan, and 165,244 shares were made available for issuance as stock options and restricted stock pursuant to the 2007 Plan. On June 22, 2011, the Company’s shareholders adopted the 2011 BNC Financial Group, Inc. Stock Option and Equity Award Plan, or the 2011 Plan, together with the 2002 Plan, 2006 Plan, 2007 Plan and 2011 Plan, collectively referred to as the Other Plans. Under the 2011 Plan the following number of shares were made available for issuance: (i) 45,000 shares plus (ii) the aggregate number of shares and shares underlying grants that have not been reserved for issuance under the abovementioned plans as of September 1, 2011, plus (iii) any shares previously reserved for issuance under the abovementioned plans that, subsequent to September 1, 2011, pursuant to the terms of the such plans, are shares under grants that remain unexercised at the expiration, forfeiture or other termination of such grant, or are shares pursuant to a Grant that are forfeited or repurchased and thus become available for re-issuance under the abovementioned plans. On September 19, 2012, the Company’s shareholders adopted the 2012 BNC Financial Group, Inc. Stock Plan or the 2012 Plan. On June 26, 2013, the Company's shareholders adopted an amendment to the 2012 Plan. The Amendment provided for an aggregate number of shares reserved and available for issuance in the amount of an “overhang” of up to 12%. “Overhang” is defined as the aggregate number of grants outstanding but unexercised or unvested under the 2012 Plan and the Other Plans, plus the number of grants available to be granted under the 2012 Plan, divided by the total shares outstanding of the Company. The calculation is made once each year based on the facts available on the prior December 31; the Company's board of directors can then elect to add to the 2012 Plan each year, up to a maximum 12% overhang.

Administration of the Plans. The plans are administered by the Compensation Committee of our board of directors, which has significant discretion with respect to the issuance of awards, establishment of award terms and adoption of policies and practices related to the plans.

Share Authorization. The 2012 Plan authorizes the issuance of shares of common stock in relation to the Company’s total “overhang,” as defined above with respect to stock awards. Through December 31, 2013, there were 89,751 shares authorized under the 2012 Plan. Awards not yet made under the Other Plans, or which are forfeited under the Other Plans, may be issued under the 2012 Plan. In connection with recapitalizations, stock dividends, stock splits, combination of shares or other changes in the stock, our Compensation Committee will make adjustments that it deems appropriate in the aggregate number of shares of common stock that may be issued under the 2012 Plan and the terms of outstanding awards. If any shares of stock covered by an award granted under the 2012 Plan are not purchased or are forfeited or expire, or if an award otherwise terminates without delivery of any shares of stock subject thereto, or is settled in cash in lieu of shares of stock, then the number of shares of stock counted against the aggregate number of shares of stock available under the 2012 Plan with respect to the award will again be available for making awards under the 2012 Plan. An aggregate of 49,840 shares of common stock remained available for issuance on December 31, 2013.

Stock Options. The stock options granted under the plans vest pursuant to the individual award agreement. The term of an option cannot exceed 10 years from the date of the grant. If we experience a change of control (as defined in each plan), unless otherwise provided in an award agreement, and subject to a potential roll over of stock options, all stock options become immediately exercisable. Stock options granted under the 2012 Plan do not become immediately exercisable if, as part of the transaction, the successor entity, with the approval of the Compensation Committee, provides for the stock options to roll over and after the transaction will be options for the successor’s shares of capital stock with substantially similar terms and conditions as the outstanding stock options prior to the transaction.

Restricted Stock Grants. A participant who receives a restricted stock grant will have all the rights of a shareholder as to those shares, including, without limitation, the right to vote and the right to receive dividends on the shares. If we experience a change of control (as defined in each plan), unless

19

otherwise provided in an award agreement, and subject to a potential roll over of restricted stock grants, all restrictions on restricted stock lapse. Restrictions on restricted stock grants awarded under the 2012 Plan will not lapse if, as part of the transaction, the successor entity, with the approval of the Compensation Committee, provides for the restricted stock grants to roll over and after the transaction will be restricted stock grants in the successor’s plan with substantially similar terms and conditions as the outstanding restricted stock grants prior to the transaction. Restricted Stock Units, or RSUs, are rights to receive shares of our common stock or cash based on the value of our common stock at the end of the restriction period, as determined by the Compensation Committee. A grantee of a RSU has none of the rights of a Company shareholder unless and until the shares of our common stock are delivered in satisfaction of such RSUs.

Stock Appreciation Rights. A participant who receives a stock appreciation right, or a SAR, is entitled to surrender to the Company any then exercisable portion of the SAR in exchange for that number of shares of our common stock, cash, or both having an aggregate fair market value on the date of surrender equal to the product of (a) the excess of the fair market value of a share of our common stock on the date of surrender over the base price, as determined by the Compensation Committee, which shall be the fair market value of a share of our common stock on the date the SAR was granted, and (b) the number of shares subject to such SAR. SARs may become exercisable in full or in installments according to a vesting, as the Compensation Committee may determine. If we experience a change in control (as defined in each plan), unless otherwise provided in an award agreement, and subject to a potential roll over of SARs, all SARS shall become fully vested and immediately exercisable. SARs granted under the 2012 Plan do not become fully vested and immediately exercisable if, as part of the transaction, the successor entity, with the approval of the Compensation Committee, provides for the SARs to roll over and after the transaction will SARs in the successor’s plan with substantially similar terms and conditions as the outstanding SARs prior to the transaction.

Performance Grants. The Compensation Committee may award performance grants subject to conditions and attainment of such performance goals over such periods as the Compensation Committee determines. A performance share has an initial value equal to the fair market value of our common stock as determined on the date the performance share is granted. To the extent earned, performance grants may be settled in cash, shares of our common stock or any combination thereof as determined by the Compensation Committee. Performance grants become fully vested upon a change in control (as defined in each plan).

Issued and Exercisable Equity Awards. As of December 31, 2013, of the 499,995 stock awards authorized under the 2002, 2006, 2007, 2011 and 2012 Plans, 332,998 options have been granted to current and former employees, directors and founders of the Bank, and 199,956 shares of restricted stock have been awarded to current or former employees, management and directors. There were 1,900 options exercised in 2004, 387 options exercised in 2008, 2,000 options exercised in 2009, 520 options exercised in 2010, 2,000 options exercised in 2011, no options were exercised in 2012 and 46,640 options were exercised in 2013. There were 49,840 stock awards available to be issued as of December 31, 2013, before taking into account the “overhang” increases allowed under the 2012 Plan.

Termination of the 2012 Plan. In accordance with IRS requirements, the 2012 Plan will terminate upon its tenth anniversary in 2022.

20

Stock option activity. Stock option activity during the periods indicated is as follows:

	Years Ended December 31,
	2013	2012	2011	2010	2009

Options outstanding at beginning of year	272,358	277,558	273,628	262,998	252,788
Granted	-	9,650	10,000	12,250	14,950
Forfeited	(4,080)	(14,850)	(4,070)	(1,100)	(2,740)
Exercised	(46,640)	-	(2,000)	(520)	(2,000)
Expired	(13,070)	-	-	-	-
Options outstanding at end of period	208,568	272,358	277,558	273,628	262,998

Weighted average exercise price
Granted	$-	$15.00	$15.00	$11.00	$12.64
Forfeited	17.42	13.13	16.20	14.56	16.31
Exercised	10.02	-	10.00	12.19	10.00
Expired	10.00	-	-	-	-
Options outstanding at end of period	16.67	15.23	14.60	14.58	14.74

401(k) Retirement Plan

We maintain a defined contribution 401(k) retirement savings plan for our employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401 of the Internal Revenue Code so that contributions to the plan and income earned on those contributions are not taxable to participants until withdrawn or distributed from the plan. Employees may elect to contribute through salary deductions on a before tax and after tax basis. We provide a discretionary matching contribution, which totaled $127 thousand for 2013. Our match is 50% of the first 6% of employee contributions.

Director Compensation

We believe that to successfully recruit and retain talented directors of the caliber needed to effectively direct the Company, our director compensation package should be within the upper 25% of our banking peer group. We consider institutions of similar asset size located throughout Connecticut to be the peer group.  Additional public survey data may be consulted to assist us in determining competitive director compensation.  We also believe that director compensation should serve to solidify the alignment of the shareholders' interests with that of our board of directors and relate to our success or the success of us or our affiliates.

Historically, we paid separate directors' fees for service on the Company's board and for service on the two bank (The Bank of New Canaan, or BNC, and The Bank of Fairfield, or TBF) boards. Following the merger of the two banks in September 2013, we combined Company and Bank board and committees and pay a combined fee for service on both boards and committees. We pay our directors based on the directors' attendance at our board and committee meetings held throughout the year. During 2013, directors received an annual retainer of $2,000. In addition, directors of the Company and banks received $500 and $400 per board meeting attended, respectively, and $200 per committee meeting attended. The Chairman of a committee of our board of directors of the Company, BNC, and TBF received an annual retainer of $1,000, $3,000, and $1,500, respectively, the Vice Chairman of our board of directors of the Company, BNC, and TBF received an annual retainer of $17,000, $4,000, and $2,000,

21

respectively, and the Chairman of our board of directors of the Company, BNC, and TBF received an annual retainer of $33,000, $8,000, and $4,000, respectively.  The Chairman of each of the Company’s committees received 500 shares of Company restricted stock, the Chairman of the Loan Committee received 400 shares of Company restricted stock, the Chairman of the Community Reinvestment Act Committee received 300 shares of Company restricted stock, the Chairman of the board of directors received 2,000 shares of Company restricted stock, the Vice Chairman of the board of directors received 1,500 shares of Company restricted stock, the Company board members received 400 shares of Company restricted stock, and Strategic Planning Committee Members received 400 shares of Company restricted stock. Ms. Patterson does not receive any direct remuneration for serving as a director of the Bank or us.

For 2013, the combined annual retainer fees were $2,000 per director plus $1,000 for committee chairs, $17,000 for Vice Chairman and $33,000 for the Chairman and the combined meeting fees were $500 per board meeting and $200 per committee meeting.

This compensation was recommended by the Compensation Committee and approved by our board of directors after careful and extended evaluation and consideration of the recommendation of the independent compensation consultant hired by the Compensation Committee to review our board of directors' compensation relative its peer group.

We established the BNC Financial Group, Inc. and Affiliates Deferred Compensation Plan for Directors, or the Directors Plan, in 2008.  Directors who receive fees are eligible to participate in the Directors Plan.  This non-qualified deferred compensation plan is designed to enable non-employee directors to defer receipt of compensation on a tax- advantaged basis.  The deferred compensation is paid following retirement except under certain specified circumstances, including a severe financial hardship resulting from illness or accident, loss of property or other similar extraordinary and unforeseeable circumstances.  The Directors Plan invests primarily in our common stock, which is purchased by an independent trustee in the open market.  The Directors Plan is administered by that independent third party trustee.

The following table sets forth for the year ended December 31, 2013, the compensation paid or awarded by the Company and the two banks to each person who was a director on December 31, 2013. As noted above, effective with the merger of our two banks in September 2013, separate fees for service on Company and Bank boards were changed to one fee for service on both.

22

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1)	Total Compensation ($)(2)

Frederick R. Afragola	17,700	6,700	24,400
George P. Bauer	10,000	13,400	23,400
Richard Castiglioni	15,500	6,700	22,200
Eric J. Dale	21,100	20,100	41,200
Blake S. Drexler	63,700	58,625	122,325
James A. Fieber	40,600	46,900	87,500
Mark Fitzgibbon	17,900	21,775	39,675
William J. Fitzpatrick, III	16,200	6,700	22,900
Merrill J. Forgotson(3)	19,800	6,700	26,500
Hugh Halsell	18,700	13,400	32,100
Daniel S. Jones	23,200	21,775	44,975
Carl R. Kuehner	11,600	20,100	31,700
Todd Lampert	33,300	23,450	56,750	(4)
Victor S. Liss	25,100	6,700	31,800
Total	334,400	273,025	607,425

(1)	Restricted Awards are calculated at $16.75 per share.
(2)	Compensation in the form of perquisites and other personal benefits provided by the Company has been omitted for each director as the total amount of those perquisites and personal benefits constituted less than $10,000 for the year ended December 31, 2013.
(3)	Resigned January 29, 2014.
(4)	Includes $5,000 and 300 shares of Restricted Stock valued at $16.75/share for Corporate Secretary.

Directors have been and will continue to be reimbursed for travel, food, lodging and other expenses directly related to their activities as directors. Directors are also entitled to the protection provided by the indemnification provisions in our current articles of incorporation and bylaws, as well as the articles of incorporation and bylaws of the Bank.

23

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In addition to the compensation arrangements with directors and executive officers described in “Executive Compensation” above, the following is a description of each transaction since January 1, 2012, and each proposed transaction in which:

•	we have been or are a participant;

•	the amount involved exceeds or will exceed $120,000; and

•	any of our directors, executive officers or beneficial holders of more than five percent of our capital stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Robinson & Cole, L.L.P.

Since January 2012, the Bank engaged the services of Robinson & Cole, L.L.P. with regard to The Wilton Bank merger transaction and another matter. Mr. Eric Dale is a member of our board of directors and a partner of Robinson & Cole, L.L.P. In 2013, the Bank paid Robinson & Cole, L.L.P. $190 thousand.

Sandler O’Neill + Partners, L.P.

In 2013, the Bank engaged the services of Sandler O’Neill + Partners, L.P. for investment banking and other services. Mr. Mark Fitzgibbon is a member of our board of directors and a principal of Sandler O’Neill + Partners, L.P. In 2013, the Bank paid Sandler O’Neill + Partners, L.P. $604 thousand. The Bank expects to pay Sandler O’Neill + Partners, L.P. underwriting fees in connection with its initial public offering.

Ordinary Banking Relationships

Certain of our officers, directors and principal shareholders, as well as their immediate family members and affiliates, are customers of, or have or have had transactions with, the Bank or us in the ordinary course of business. These transactions include deposits, loans and other financial services related transactions. Related party transactions are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to us, and do not involve more than normal risk of collectability or present other features unfavorable to us. As of the date of this proxy statement, no related party loans were categorized as nonaccrual, past due, restructured or potential problem loans. We expect to continue to enter into transactions in the ordinary course of business on similar terms with our officers, directors and principal shareholders, as well as their immediate family members and affiliates.

The aggregate amount of extensions of credit, including overdraft protection, to directors and executive officers, including their immediate families and other associates, was $7.3 million as of December 31, 2013. All of the foregoing indebtedness was due to loans secured by mortgages held on local real estate. All extensions of credit were made in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with others and do not represent more than a normal risk of collectability or present other unfavorable features. We expect to have similar banking transactions in the future on comparable terms and conditions. All of these loans are performing as agreed.

24

Policies and Procedures Regarding Related Party Transactions

Transactions by the Bank or us with related parties are subject to a formal written policy, as well as regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the FRA and the Federal Reserve Board’s Regulation W (which govern certain transactions by the Bank with its affiliates) and the Federal Reserve Board’s Regulation O (which governs certain loans by the Bank to its executive officers, directors, and principal shareholders). We and the Bank have adopted policies designed to ensure compliance with these regulatory requirements and restrictions.

Our board of directors has adopted a written policy governing the approval of related party transactions that complies with all applicable requirements of the SEC and Nasdaq concerning related party transactions. Related party transactions are transactions in which we are a participant and a related party has or will have a direct or indirect material interest. Related parties include our current and former directors (including nominees for election as directors) and our executive officers, beneficial holders of more than 5% of our capital stock and the immediate family members of these persons. All related party transactions in which the aggregate amount involved will or may be expected to exceed $50,000 in any calendar year are reviewed and approved by the Governance Committee. In determining whether to approve a related party transaction, the Governance Committee will consider, among other factors, the related party’s interest in the transaction, the materiality of the related party transaction to the Company and the related party, whether the transaction with the related party is proposed to be entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party, the purpose of, and the potential benefits to the Company of, the related party transaction, the perceived impact on the independence of a director related party and other information regarding the related party transaction or the related party in the context of the proposed transaction that the Governance Committee deems relevant. Our Related Party Transactions Policy is available on our website.

PROPOSAL 2
RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee has appointed the firm of Whittlesey & Hadley, P.C. to act as our independent registered public accounting firm and to audit our consolidated financial statements for the fiscal year ending December 31, 2014. This appointment will continue at the pleasure of the Audit Committee and is presented to the stockholders for ratification as a matter of good governance. In the event that this appointment is not ratified by our stockholders, the Audit Committee will consider that fact when it selects independent auditors for the following fiscal year.

One or more representatives of Whittlesey & Hadley, P.C. will be present at the Annual Meeting. These representatives will be provided an opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions from stockholders.

Principal Accounting Firm Fees

Aggregate fees billed to the Company for the fiscal years ended December 31, 2013 and 2012 by the Company’s principal accounting firm are shown in the following table.

	Fiscal Year Ended December 31
	2013	2012
Audit Fees	$71,900	$71,075
Audit Related Fees(1)	102,925	47,416
All Other Fees(2)	13,902	12,940
Total Fees	$188,727	$131,431

25

(1)	Audit-related fees in the fiscal year ended December 31, 2013 was for work performed in conjunction with the Company’s initial public offering and merger transactions.

(2)	Consists of tax filing and tax related compliance and other advisory services.

Recommendation

The Board of Directors recommends that the stockholders vote “FOR” the ratification of Whittlesey & Hadley, P.C. as the Company’s independent registered public accountants.

SHAREHOLDER PROPOSALS

Proposals of shareholders to be included in the Company’s 2015 proxy material must be received by the secretary of the Company not less than 120 days before June 24, 2015 if meeting is within 30 days of that date.

SECTION 16(A) BENEFICIAL OWNERSHIP
REPORTS COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file. Since the Company did not become subject to the Securities Exchange Act of 1934 during 2013, its officers, directors and principal shareholders were not required to make these filings in 2013.

OTHER MATTERS

The Board of Directors is not aware of any matters proposed to be brought before the meeting other than the matters described herein. If any other matters are properly brought before the meeting, it is the intention of the persons authorized to vote the proxies to do so in accordance with their judgment in the best interests of the Company with respect to such matters.

BY ORDER OF THE BOARD OF DIRECTORS

Peyton R. Patterson

President & Chief Executive Officer

May 12, 2014

26

PLEASE MARK VOTES X AS IN THIS EXAMPLE REVOCABLE PROXY BANKWELL FINANCIAL GROUP, INC. YOUR VOTE IS IMPORTANT! PROXY VOTING INSTRUCTIONS Shareholders of record have three ways to vote: 1. By Telephone (using a Touch-Tone Phone); or 2. By Internet; or 3. By Mail. To Vote by Telephone: Call 1-855-745-7626 Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., June 25, 2014. To Vote by Internet: Go to https://www.rtcoproxy.com/bwfg prior to 3 a.m., June 25, 2014. Please note that the last vote received from a shareholder, whether by telephone, by Internet or by mail, will be the vote counted. With- For All For hold Except For Against Abstain Date Sign above Co-holder (if any) sign above Please be sure to date and sign this proxy card in the box below. When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer. 1. The election of the thirteen (13) nominees listed (except as marked to the contrary below): Nominees: (01) Frederick R. Afragola (08) William J.Fitzpatrick, III (02) George P. Bauer (09) Daniel S. Jones (03) Richard Castiglioni (10) Carl R. Kuehner, III (04) Eric J. Dale (11) Todd Lampert (05) Blake S. Drexler (12) Victor S. Liss (06) James A. Fieber (13) Peyton R. Patterson (07) Mark Fitzgibbon INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below. Mark here if you plan to attend the meeting. Mark here for address change. Comments: FOLD HERE IF YOU ARE VOTING BY MAIL PLEASE DO NOT DETACH Important notice regarding the availability of proxy materials for the annual meeting of shareholders to be held on June 25, 2014. Our proxy statement and annual report to shareholders are also available online at http://www.mybankwell.com 2. To ratify the appointment of Whittlesey & Hadley, P.C. as the Company’s independent registered public accountants for the fiscal year ending December 31, 2014; and 3. To transact such other business as may properly come before the Annual Meeting, including adjourning the Annual Meeting to permit, if necessary, further solicitation of proxies or any adjournment thereof. The Board of Directors is not aware of any such other business.

YOUR VOTE IS IMPORTANT! Annual Meeting Materials are available on-line at: http://www.mybankwell.com You can vote in one of three ways: 1. Call toll free 1-855-745-7626 on a Touch-Tone Phone. There is NO CHARGE to you for this call. or 2. Via the Internet at https://www.rtcoproxy.com/bwfg and follow the instructions. or 3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope. PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS REVOCABLE PROXY BANKWELL FINANCIAL GROUP, INC. ANNUAL MEETING OF SHAREHOLDERS June 25, 2014 4:00 p.m. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The shareholder of record hereby appoints Richard Castiglioni, William Fitzpatrick, III, and Todd Lampert, and any of them, with full power of substitution, as Proxies for the shareholder, to attend the Annual Meeting of the Shareholders of Bankwell Financial Group, Inc. (the “Company”), to be held at the Woodway Country Club, 540 Hoyt Street, Darien, Connecticut 06820 on Wednesday, June 25, 2014 at 4:00 p.m., local time, and any adjournments thereof, and to vote all shares of the common stock of the Company that the shareholder is entitled to vote upon each of the matters referred to in this Proxy and, at their discretion, upon such other matters as may properly come before this meeting. at their discretion, upon such other matters as may properly come before this meeting. This Proxy, when properly executed, will be voted in the manner directed herein by the shareholder of record. If no direction is made, this Proxy will be voted FOR all Proposals. MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2. If no direction is made, this proxy will be voted FOR Proposals 1 and 2. PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. (Continued, and to be marked, dated and signed, on the other side) BANKWELL FINANCIAL GROUP, INC. — ANNUAL MEETING, JUNE 25, 2014 5345